                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                            TENDER OF UP TO 813,190

                               COMMON SHARES OF

                          RENAISSANCERE HOLDINGS LTD.

                                      AT

                             $34.50 NET PER SHARE

  As set forth in Section 4 of the Offer to Purchase, dated December 23, 1996 (the "Offer to Purchase"), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing Common Shares, par value $1.00 per share (such shares, together with all other outstanding Common Shares of the Company, the "Shares"), of RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by telegram, facsimile transmission or mail to ChaseMellon Shareholder Services, L.L.C. (the "Depositary").

                       The Depositary for the Offer is:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                       Telephone Number: (800) 777-3674

          By Mail:             Facsimile Number:      By Hand or Overnight
        P.O. Box 798            (201) 329-8936              Delivery:
      Midtown Station   Confirm Facsimile by Telephone:    13th Floor
     New York, NY 10018         (201) 296-4209            120 Broadway
                                                       New York, NY 10271



  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto (see Instructions 1 and 5 of the Letter of Transmittal), such signature guarantee must appear on the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

  The undersigned hereby tenders to RenaissanceRe Holdings Ltd., upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

Number of Shares: ___________________     Dated: ______________________________


Certificate No(s). (if available):        Name(s) of Record Holder(s):


_____________________________________     _____________________________________


_____________________________________     _____________________________________


If Shares will be tendered by book-       Address(es): ________________________
entry transfer, check one box:

                                          _____________________________________


  [_]The Depository Trust Company
                                          Area Code and Telephone Number(s):


  [_]Midwest Securities Trust Company
                                          _____________________________________


  [_]Philadelphia Depository Trust
  Company                                 Signature(s):


Account Number: _____________________     _____________________________________

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or confirmation of a book-entry transfer of such Shares, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: _______________________
                                          _____________________________________

Address: ____________________________             Authorized Signature


_____________________________________     Name: _______________________________
                             Zip Code             Please type or print


Area Code and Telephone Number: _____     Date: _______________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
       DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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